Exhibit 10.3

PAYMENT GUARANTY

made by

BEHRINGER HARVARD OPPORTUNITY REIT I, INC.,
as guarantor,

in favor of

CITIGROUP GLOBAL MARKETS REALTY CORP.

Dated as of May 2, 2007

PAYMENT GUARANTY

This GUARANTY (this “Guaranty”), dated as of May 2, 2007, made by BEHRINGER HARVARD OPPORTUNITY REIT I, INC., a Maryland corporation (“Behringer REIT”), having an address at Behringer Harvard Holdings, LLC, 15601 Dallas Parkway, Suite 600, Addison, Texas 75001, (“Guarantor”), in favor of CITIGROUP GLOBAL MARKETS REALTY CORP., a New York corporation (together with its successors and assigns, hereinafter referred to as “Lender”), having an address at 388 Greenwich Street, Floor 11, New York, New York  10013.

R E C I T A L S:

A.                       Pursuant to that certain Promissory Note dated as of the date hereof (as the same may be amended, modified, supplemented or replaced from time to time, the “Note”) between BEHRINGER HARVARD SANTA CLARA LP  (“Borrower”) and Lender, Lender has agreed to make a loan (the “Loan”) to Borrower in the maximum principal amount of up to $52,115,000.00 or so much thereof as may be advanced from time to time;

B.                         As a condition to Lender’s making the Loan, Lender is requiring that Guarantor execute and deliver to Lender this Guaranty; and

C.                         Guarantor hereby acknowledges that it will materially benefit from Lender’s agreeing to make the Loan;

NOW, THEREFORE, in consideration of the premises set forth herein and as an inducement for and in consideration of the agreement of Lender to make the Loan pursuant to the Note, Guarantor hereby agrees, covenants, represents and warrants to Lender as follows:

1.                            Definitions.

(a)                             All capitalized terms used and not defined herein shall have the respective meanings given such terms in the Note.

(b)                            The term “Guaranteed Obligations” means (i) the repayment of the Debt (as defined in the Note) and (ii) all of Borrower’s obligations under the Note and the Fee Letter (as defined in the Note).

2.                           Guaranty.

(a)                             Guarantor hereby irrevocably, absolutely and unconditionally guarantees to Lender the full, prompt and complete payment when due of the Guaranteed Obligations.

(b)                            All sums payable to Lender under this Guaranty shall be payable on demand and without reduction for any offset, claim, counterclaim or defense.

(c)                             Guarantor hereby agrees to indemnify, defend and save harmless Lender from and against any and all costs, losses, liabilities, claims, causes of action, expenses and damages, including reasonable attorneys’ fees and disbursements, which Lender may suffer or which otherwise may arise by reason of Borrower’s failure to pay any of the Guaranteed Obligations when due, irrespective of whether such costs, losses, liabilities, claims, causes of action, expenses or damages are incurred by Lender prior or subsequent to Lender’s declaring the Principal, interest and other sums evidenced by the Note or the Fee Letter to be due and payable.

3.                           Representations and Warranties.  Guarantor hereby represents and warrants (as to itself) to Lender as follows (which representations and warranties shall be given as of the date hereof and shall survive the execution and delivery of this Guaranty):

(a)                             Organization, Authority and Execution.  Behringer REIT is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, and has all necessary power and authority to own its properties and to conduct its business as presently conducted or proposed to be conducted and to enter into and perform this Guaranty and all other agreements and instruments to be executed by it in connection herewith.  This Guaranty has been duly executed and delivered by Guarantor.

(b)                            Enforceability.  This Guaranty constitutes a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or general principles of equity.

(c)                             No Violation.  The execution, delivery and performance by  Guarantor of its obligations under this Guaranty has been duly authorized by all necessary action, and do not and will not violate any law, regulation, order, writ, injunction or decree of any court or governmental body, agency or other instrumentality applicable to Guarantor, or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any mortgage, lien, charge or encumbrance of any nature whatsoever upon any of the assets of Guarantor pursuant to the terms of Guarantor’s articles of organization, or any mortgage, indenture, agreement or instrument to which Guarantor is a party or by which it or any of its properties is bound.  Guarantor is not default under any other guaranty which it has provided to Lender.

(d)                            No Litigation.  There are no actions, suits or proceedings at law or at equity, pending or, to Guarantor’s best knowledge, threatened against or affecting Guarantor or which involve or might involve the validity or enforceability of this Guaranty or which might materially adversely affect the financial condition of Guarantor or the ability of Guarantor to perform any of its obligations under this Guaranty.  Guarantor is not in default beyond any applicable grace or cure period with respect to any order, writ, injunction, decree or demand of any Governmental Authority which might materially adversely affect the financial condition of Guarantor or the ability of Guarantor to perform any of its obligations under this Guaranty.

(e)                             Consents.  All consents, approvals, orders or authorizations of, or registrations, declarations or filings with, all Governmental Authorities (collectively, the “Consents”) that are required in connection with the valid execution, delivery and performance by Guarantor of this Guaranty have been obtained and Guarantor agrees that all Consents required in connection with the carrying out or performance of any of Guarantor’s obligations under this Guaranty will be obtained when required.

(f)                               Financial Statements and Other Information.  All financial statements of Guarantor heretofore delivered to Lender are true and correct in all material respects and fairly present the financial condition of Guarantor as of the respective dates thereof, and no materially adverse change has occurred in the financial conditions reflected therein since the respective dates thereof.  None of the aforesaid financial statements or any certificate or statement furnished to Lender by or on behalf of Guarantor in connection with the transactions contemplated hereby, and none of the representations and warranties in this Guaranty contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading.  Guarantor is not insolvent within the meaning of the United States Bankruptcy Code or any other applicable law, code or regulation and the execution, delivery and performance of this Guaranty will not render Guarantor insolvent.

(g)                            Consideration.  Guarantor is the owner, directly or indirectly, of legal and beneficial equity interests in Borrower, and as such will materially benefit from the making of the Loan.

4.                           Reserved

5.                           Unconditional Character of Obligations of Guarantor.

(a)                             The obligations of Guarantor hereunder shall be irrevocable, absolute and unconditional, irrespective of the validity, regularity or enforceability, in whole or in part, of the Note or Fee Letter or any provision thereof, or the absence of any action to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against Borrower, Guarantor or any other Person or any action to enforce the same, any failure or delay in the enforcement of the obligations of Borrower under the Note or the Fee Letter or Guarantor under this Guaranty, or any setoff, counterclaim, and irrespective of any other circumstances which might otherwise limit recourse against Guarantor by Lender or constitute a legal or equitable discharge or defense of a guarantor or surety.  Lender may enforce the obligations of Guarantor under this Guaranty by a proceeding at law, in equity or otherwise, independent of any loan foreclosure or similar proceeding or any deficiency action against Borrower or any other Person at any time, either before or after an action against the Property or any part thereof, Borrower or any other Person.  This Guaranty is a guaranty of payment and performance and not merely a guaranty of collection.  Guarantor waives diligence, notice of acceptance of this Guaranty, filing of claims with any court, any proceeding to enforce any provision of any other Loan Document, against Guarantor, Borrower or any other Person, any right to require a proceeding first against Borrower or any other Person, or to exhaust any security (including, without limitation, the Property) for the performance of the Guaranteed Obligations or any other obligations of Borrower or any other Person, or any protest, presentment, notice of default or other notice or demand whatsoever (except to the extent expressly provided to the contrary in this Guaranty).

(b)                            The obligations of Guarantor under this Guaranty, and the rights of Lender to enforce the same by proceedings, whether by action at law, suit in equity or otherwise, shall not be in any way affected by any of the following:

(i)                            any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, receivership, conservatorship, winding up or other similar proceeding involving or affecting Borrower, the Property (as defined in the Note) or any part thereof, Guarantor or any other Person;

(ii)                         any failure by Lender or any other Person, whether or not without fault on its part, to perform or comply with any of the terms of the Note or Fee Letter, or any document or instrument relating thereto;

(iii)                      the sale, transfer or conveyance of the Property or any interest therein to any Person, whether now or hereafter having or acquiring an interest in the Property or any interest therein and whether or not pursuant to any foreclosure, trustee sale or similar proceeding against Borrower or the Property or any interest therein;

(iv)                     the conveyance to Lender, any Affiliate of Lender or Lender’s nominee of the Property or any interest therein by a deed-in-lieu of foreclosure;

(v)                        the release of Borrower or any other Person from the performance or observance of any of the agreements, covenants, terms or conditions contained in either the Note or the Fee Letter by operation of law or otherwise; or

(vi)                     the release in whole or in part of any collateral for any or all Guaranteed Obligations or for the Loan or any portion thereof.

(c)                             Except as otherwise specifically provided in this Guaranty, Guarantor hereby expressly and irrevocably waives all defenses in an action brought by Lender to enforce this Guaranty based on claims of waiver, release, surrender, alteration or compromise and all setoffs, reductions, or impairments, whether arising hereunder or otherwise.

(d)                            Lender may deal with Borrower and Affiliates of Borrower in the same manner and as freely as if this Guaranty did not exist and shall be entitled, among other things, to grant Borrower or any other Person such extension or extensions of time to perform any act or acts as may be deemed advisable by Lender, at any time and from time to time, without terminating, affecting or impairing the validity of this Guaranty or the obligations of Guarantor hereunder.

(e)                             No compromise, alteration, amendment, modification, extension, renewal, release or other change of, or waiver, consent, delay, omission, failure to act or other action with respect to, any liability or obligation under or with respect to, or of any of the terms, covenants or conditions of, the Note or the Fee Letter shall in any way alter, impair or affect any of the obligations of Guarantor hereunder, and Guarantor agrees that if either the Note or the Fee Letter are modified with Lender’s consent, the Guaranteed Obligations shall automatically be deemed modified to include such modifications.

(f)                               Lender may proceed to protect and enforce any or all of its rights under this Guaranty by suit in equity or action at law, whether for the specific performance of any covenants or agreements contained in this Guaranty or otherwise, or to take any action authorized or permitted under applicable law, and shall be entitled to require and enforce the performance of all acts and things required to be performed hereunder by Guarantor.  Each and every remedy of Lender shall, to the extent permitted by law, be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity.

(g)                            No waiver shall be deemed to have been made by Lender of any rights hereunder unless the same shall be in writing and signed by Lender, and any such waiver shall be a waiver only with respect to the specific matter involved and shall in no way impair the rights of Lender or the obligations of Guarantor to Lender in any other respect or at any other time.

(h)                            At the option of Lender, Guarantor may be joined in any action or proceeding commenced by Lender against Borrower in connection with or based upon either the Note or the Fee Letter and recovery may be had against Guarantor in such action or proceeding or in any independent action or proceeding against Guarantor to the extent of Guarantor’s liability hereunder, without any requirement that Lender first assert, prosecute or exhaust any remedy or claim against Borrower or any other Person, or any security for the obligations of Borrower or any other Person.

(i)                                Guarantor agrees that this Guaranty shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment is made by Borrower or Guarantor to Lender and such payment is rescinded or must otherwise be returned by Lender (as determined by Lender in its sole and absolute discretion) upon insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, receivership, conservatorship, winding up or other similar proceeding involving or affecting Borrower or Guarantor, all as though such payment had not been made.

(j)                                In the event that Guarantor shall advance or become obligated to pay any sums under this Guaranty or in connection with the Guaranteed Obligations or in the event that for any reason whatsoever Borrower or any subsequent owner of the Property or any part thereof is now, or shall hereafter become, indebted to Guarantor, Guarantor agrees that (i) the amount of such sums and of such indebtedness and all interest thereon shall at all times be subordinate as to lien, the time of payment and in all other respects to all sums, including principal and interest and other amounts, at any time owed to Lender under the Note or the Fee Letter, and (ii) Guarantor shall not be entitled to enforce or receive payment thereof until all principal, interest and other sums due pursuant to the Note or the Fee Letter have been paid in full.  Nothing herein contained is intended or shall be construed to give Guarantor any right of subrogation in or under the Note or the Fee Letter or any right to participate in any way therein, or in the right, title or interest of Lender in or to any collateral for the Loan, notwithstanding any payments made by Guarantor under this Guaranty, until the actual and irrevocable receipt by Lender of payment in full of all principal, interest and other sums due with respect to the Loan or otherwise payable under the Note or the Fee Letter.  If any amount shall be paid to Guarantor on account of such subrogation rights at any time when any such sums due and owing to Lender shall not have been fully paid, such amount shall be paid by Guarantor to Lender for credit and application against such sums due and owing to Lender.

(k)                             Guarantor’s obligations hereunder shall survive a foreclosure, deed-in-lieu of foreclosure or similar proceeding involving the Property and the exercise by Lender of any of all of its remedies pursuant to the Note or the Fee Letter and Guarantor expressly agrees that to the extent necessary to satisfy its obligations under Section 2 hereof, it shall be and remain liable for any deficiency remaining after foreclosure of any Mortgage or security interest securing the Note, notwithstanding provisions of law that may prevent the Lender from enforcing such deficiency against the Borrower..

6.                           Covenants.

(a)                              As used in this Section 6, the following terms shall have the respective meanings set forth below:

(i)                                 “GAAP” shall mean generally accepted accounting principles, consistently applied.

(ii)                              “Material Guaranty” shall mean a guaranty entered into for a reason other than as a non-recourse guarantor under loans secured by real estate.

(iii)                           “Net Worth” shall mean, as of a given date,  (x) the total assets of Guarantor as of such date less (y) Guarantor’s total liabilities as of such date, determined in accordance with GAAP.

(b)                             Guarantor shall not, at any time while a default in the payment of the Guaranteed Obligations has occurred and is continuing, either (i) enter into or effectuate any transaction with any Affiliate which would reduce the Net Worth of Guarantor, including the payment of any dividend or distribution to a shareholder, or the redemption, retirement, purchase or other acquisition for consideration of any stock in Guarantor or (ii) sell, pledge, mortgage or otherwise transfer to any Person any of Guarantor’s assets, or any interest therein, except for fair value.

(c)                              Guarantor shall not, at any time while the Loan remains outstanding, enter into a Material Guaranty or Material Guaranties which in the aggregate exceed $20,000,000.00.

(d)                             Guarantor shall not, and shall not permit, the voluntary or involuntary sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, grant of any options with respect to, or any other transfer or disposition of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) of a direct or indirect, legal or beneficial interest in the unencumbered assets set forth in Schedule I attached hereto prior to the Maturity Date without Lender’s prior written consent.

7.                           Entire Agreement/Amendments.  This instrument represents the entire agreement between the parties with respect to the subject matter hereof.  The terms of this

Guaranty shall not be waived, altered, modified, amended, supplemented or terminated in any manner whatsoever except by written instrument signed by Lender and Guarantor.

8.                           Successors and Assigns.  This Guaranty shall be binding upon Guarantor, and Guarantor’s estate, heirs, personal representatives, successors and assigns, may not be assigned or delegated by Guarantor and shall inure to the benefit of Lender and its successors and assigns.

9.                           Applicable Law and Consent to Jurisdiction.  This Guaranty shall be governed by, and construed in accordance with, the substantive laws of the State of New York.  Guarantor irrevocably (a) agrees that any suit, action or other legal proceeding arising out of or relating to this Guaranty may be brought in a court of record in the City and County of New York or in the Courts of the United States of America located in the Southern District of New York, (b) consents to the jurisdiction of each such court in any such suit, action or proceeding and (c) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts and any claim that any such suit, action or proceeding has been brought in an inconvenient forum.  Guarantor irrevocably consents to the service of any and all process in any such suit, action or proceeding by service of copies of such process to Guarantor at its address provided in Section 14 hereof.  Nothing in this Section 9, however, shall affect the right of Lender to serve legal process in any other manner permitted by law or affect the right of Lender to bring any suit, action or proceeding against Guarantor or its property in the courts of any other jurisdictions.

10.                     Section Headings.  The headings of the sections and paragraphs of this Guaranty have been inserted for convenience of reference only and shall in no way define, modify, limit or amplify any of the terms or provisions hereof.

11.                     Severability.  Any provision of this Guaranty which may be determined by any competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, Guarantor hereby waives any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

12.                     WAIVER OF TRIAL BY JURY.  GUARANTOR HEREBY WAIVES THE RIGHT OF TRIAL BY JURY IN ANY LITIGATION, ACTION OR PROCEEDING ARISING HEREUNDER OR IN CONNECTION THEREWITH.

13.                     Judgment.  If Lender recovers a judgment on this Guaranty, Guarantor agrees to pay to Lender immediately upon demand all reasonable attorneys’ fees and costs incurred by Lender in collecting and satisfying such judgment; it being expressly understood that such agreement by the Guarantor is absolute and unconditional and (i) shall survive (and not merge into) the entry of any judgment and (ii) shall not be limited regardless of the security for the Loan, and regardless of whether the Lender exercises any available rights or remedies against any collateral pledged as security for the Loan.

14.                     Notices.  All notices, consents, approvals and requests required or permitted hereunder (a “Notice”) shall be given in writing and shall be effective for all purposes if either hand delivered with receipt acknowledged, or by a nationally recognized overnight delivery service (such as Federal Express), or by certified or registered United States mail, return receipt requested, postage prepaid, or by facsimile and confirmed by facsimile answer back, in each case addressed as follows (or to such other address or Person as a party shall designate from time to time by notice to the other party):  If to Lender: Citigroup Global Markets Realty Corp., 388 Greenwich Street, Floor 11, New York, New York 10013, Attention: Commercial Mortgage Finance, Telecopier (212) 816-1299, with a copy to: Thacher Proffitt & Wood LLP, Two World Financial Center, New York, New York 10281, Attention: Donald F. Simone, Esq., Telecopier: (212) 912-7751; if to Guarantor:  15601 Dallas Parkway, Suite 600, Addison, Texas  75001, Attention: Chief Legal Counsel, Telecopier: (214) 655-1610, and 15601 Dallas Parkway, Suite 600, Addison, Texas  75001, Telecopier: (214) 655-1610.  A notice shall be deemed to have been given:  in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or in the case of overnight delivery, upon the first attempted delivery on a Business Day.

15.                     Guarantor’s Receipt of Loan Documents.  Guarantor by its execution hereof acknowledges receipt of true copies of all of the Note or the Fee Letter, the terms and conditions of which are hereby incorporated herein by reference.

16.                     Interest; Expenses.  If Guarantor fails to pay all or any sums due hereunder upon demand by Lender, the amount of such sums payable by Guarantor to Lender shall bear interest from the date of demand until paid at the Default Rate in effect from time to time.

(a)                              Guarantor hereby agrees to pay all costs, charges and expenses, including  reasonable attorneys’ fees and disbursements, that may be incurred by Lender in enforcing the covenants, agreements, obligations and liabilities of Guarantor under this Guaranty.

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date first above written.

BEHRINGER HARVARD OPPORTUNITY REIT I, INC., a Maryland corporation

By:	/s/ Gerald J. Reihsen, III
Name: Gerald J. Reihsen, III
Title:Executive Vice President

Schedule I

Unencumbered Assets

Whitewater
Bent Tree
Las Colinas